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                                                                     EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                              BRILLIAN CORPORATION


                                   ARTICLE I

         The name of the corporation (which is hereinafter referred to as the "Corporation") is Brillian Corporation.

                                   ARTICLE II

         Section 2.1. The address of the Corporation's registered office in the state of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         Section 2.2. The name and mailing address of the incorporator is L. M. Custis, 1209 Orange Street, Wilmington, Delaware 19801.

                                  ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the state of Delaware.

                                   ARTICLE IV

         Section 4.1. The Corporation shall be authorized to issue 70,000,000 shares of capital stock, of which 60,000,000 shares shall be shares of Common Stock, $0.001 par value ("Common Stock"), and 10,000,000 shares shall be shares of Preferred Stock, $0.001 par value ("Preferred Stock").

         Section 4.2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to fix by resolution or resolutions the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued series of Preferred Stock; to fix the number of shares constituting such series; and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.

         Section 4.3. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers, and preferences of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.


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                                   ARTICLE V

         Section 5.1. In anticipation of the possibility (i) that the Corporation will not be a wholly owned subsidiary of Three-Five Systems, Inc., a Delaware corporation ("TFS"), (ii) that one or more persons who are directors, officers, or both of the Corporation may also serve as directors, officers, or both of TFS, and (iii) that the Corporation and TFS may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, as well as in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate, and business relations with TFS (including possible service of officers and directors of TFS as officers and directors of the Corporation), the provisions of this Article V are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation as they may involve TFS and its officers and directors, and the powers, rights, duties, and liabilities of the Corporation and its officers, directors, and stockholders in connection therewith.

         Section 5.2. Except as may be otherwise provided in a written agreement between the Corporation and TFS, TFS shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither TFS nor any officer or director thereof (except as provided in Section 5.3) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of TFS. In the event that TFS acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both TFS and the Corporation, TFS shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that TFS pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

         Section 5.3. In the event that a director or officer of the Corporation who is also a director or officer of TFS acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and TFS, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

                  (a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of TFS, shall belong to the Corporation;

                  (b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of TFS, shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to TFS; and



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                  (c) a corporate opportunity offered to any person who is an officer of both the Corporation and TFS shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, and otherwise shall belong to TFS.

         Section 5.4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

         Section 5.5. For purposes of this Article V only:

                  (a) a director of the Corporation who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such person is an employee of the Corporation; and

                  (b) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations, and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar voting interests. The term "TFS" shall mean Three-Five Systems, Inc., a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations, and other entities (other than the Corporation, as defined in accordance with this paragraph) in which TFS beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar voting interests.

         Section 5.6. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article V shall terminate, expire, and have no further force and effect on the date that (a) TFS ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, and (b) no person who is a director or officer of the Corporation is also a director or officer of TFS. Neither the alteration, amendment, termination, expiration, or repeal of this Article V nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article V, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal, or adoption.

         Section 5.7. Notwithstanding anything contained in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 662/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this
Article V.



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                                   ARTICLE VI

         Section 6.1. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers, and preferences of any Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors. The number of directors that shall comprise the initial Board of Directors shall be one.

         Section 6.2. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         Section 6.3. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers, and preferences of any Preferred Stock, any director or the entire Board of Directors may be removed from office at any time only (a) for cause, and (b) by the affirmative vote of the holders of at least 662/3% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         Section 6.4. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers, and preferences of any Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

         Section 6.5. Notwithstanding anything contained in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 662/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this
Article VI.

                                  ARTICLE VII

         Section 7.1. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, and repeal the Bylaws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend, or repeal any Bylaw. Notwithstanding anything contained in this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers, and preferences of such Preferred Stock, the affirmative vote of the holders of at least 662/3% of the total voting power of the outstanding shares of capital stock


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of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend, or repeal any provision of the Bylaws.

         Section 7.2. Notwithstanding anything contained in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 662/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this
Article VII.

                                  ARTICLE VIII

         The Corporation reserves the right at any time from time to time to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this
Article VIII.

                                   ARTICLE IX

         Section 9.1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the state of Delaware as the same exists or may hereafter be amended. Any amendment, repeal, or modification of this Section 9.1 shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal, or modification.

         Section 9.2. Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the state of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law


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permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 9.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the state of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 9.2 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 9.2 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law of the state of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the state of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 9.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.



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                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the state of Delaware.

                                   ARTICLE X

         Section 10.1. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that after the first date on which TFS and its affiliates cease to beneficially own 50% or more of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

         Section 10.2. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers, and preferences of any Preferred Stock, special meetings of stockholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, (b) the Chief Executive Officer of the Corporation, or (c) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

         Section 10.3. Notwithstanding anything contained in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 662/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this
Article X.

                                   ARTICLE XI

         The Corporation elects not to be governed by Section 203 of the General Corporation Law of the state of Delaware until the first date on which TFS and its affiliates cease to beneficially own 15% or more of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, at which time Section 203 of the General Corporation Law of the state of Delaware shall apply to the Corporation.




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                  IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove stated, set my hand this 7th day of May, 2003.


                           /s/ L. M. Custis
                           -----------------------------------------------------
                           L. M. Custis, Incorporator


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